Exhibit 10.9

AGREEMENT FOR MERGER

This Agreement for Merger (this “Agreement”) is dated as of June 30, 2005 and is among Dialog Group, Inc., a Delaware corporation (“DGI”), AdValiant Acquisition Corp. ("Acquisition"), a Delaware corporation, AdValiant Inc., an Ontario corporation (“AdValiant”), AdValiant USA, Inc. a Delaware corporation (“AdValiant USA”), and Empire Media, Inc., a Delaware corporation (“Empire”), Matthew Wise, and Jivan Manhas, (the last three are collectively referred to as the “Shareholders”). The foregoing are collectively referred to as the "Parties".

RECITALS

1.  The parties have engaged in due diligence, including the exchange of the materials listed on Schedule R-1 (“Disclosures”). Those Disclosures provided by AdValiant are referred to herein as "AdValiant Disclosures" and those Disclosures provided by DGI are referred to herein as "DGI Disclosures."

2.  As of the date hereof, AdValiant’s outstanding capital structure (“AdValiant Equity”) consists of 100 common shares, no par value, (“AdValiant Common”). The current holders of the equity securities are listed on Schedule R-2 (C).

3.  Prior to the Initial Closing Date, AdValiant will reorganize its capital structure (the “Reorganization”) by creating a new class of multiple voting shares and certain shares exchangeable for common shares of AdValiant USA (the “Exchangeable Shares”), changing each outstanding common share in the capital of AdValiant to Exchangeable Shares and canceling all authorized and un-issued common shares of AdValiant.

4.  AdValiant, AdValiant USA, DGI, and the Shareholders will make appropriate provision and establish procedures to support the obligations of AdValiant under the share provisions of the Exchangeable Shares.

5.  The Shareholders, in reliance upon the DGI Disclosures, desire, as beneficial holders of all of the voting stock of AdValiant USA and the right to receive all of the common stock of AdValiant USA on the exercise of the Exchangeable Shares, that AdValiant USA merge with Acquisition, a wholly owned subsidiary of DGI (the "Merger"), and, following the Merger, become entitled to receive the equity securities of DGI described below on the exercise of the Exchangeable Shares.

6.  DGI, in reliance upon the AdValiant Disclosures, desires to merge Acquisition with AdValiant USA pursuant to, and in accordance with, the terms and conditions of this Agreement.

Now, Therefore, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree that the Recitals set forth above are true and correct and incorporated herein as if fully set forth and further agree as follows:

AGREEMENT

ARTICLE I.  THE PARTIES

Section 1.01.  The Parties

(a)  DGI is a publicly traded Delaware corporation having a business office at 257 Park Avenue South, 12th Floor, New York, NY 10010.

(b)  AdValiant is an Ontario corporation having a business office at 2 St. Clair Avenue East, Suite 800, Toronto, Ontario, Canada M4T 2T5.

(c)  Acquisition is a Delaware corporation having a business office at 257 Park Avenue South, 12th Floor, New York, NY 10010.

(d)  AdValiant USA is a Delaware corporation having a business office at 62 White Street, Suite 3E, New York, NY 10013.

(e)  The Shareholders’ equity interests are listed on Schedule R-2(C). They are United States or Canadian citizens or entities formed under the laws of states in the United States. Schedule R-2(C) sets forth the following information.

(i)  Their name, residence address, notice address, business telephone,

(ii)  The number and class of shares each Shareholder owns prior to the Reorganization.

(iii)  The amount of any debt owed by AdValiant to each person listed.

(iv)  The name and style in which they wish their Exchangeable Shares to be issued and the address they wish to be shown on AdValiant’s records.

(v)  Their Portion, which shall equal the number of common shares of AdValiant they owned prior to the Reorganization, divided by the total number of common shares of AdValiant shown on the Schedule.

Section 1.02.  Assignment

(a)  No party may assign its rights under this Agreement to another party. Notwithstanding the foregoing, DGI may assign some of its rights under this Agreement to Acquisition to the extent necessary to consummate the transactions contemplated hereby. No assignment shall relieve DGI of its obligations under this Agreement.

(b)  For purposes of this Section 1.02, an assignment includes the purchase or sale of over 50% of the voting securities of DGI or AdValiant.

ARTICLE II.  PRE-MERGER TRANSACTIONS

Section 2.01     The Reorganization

Prior to the Initial Closing hereunder, the Shareholders shall cause Ad Valiant to be reorganized as follows:

(a)  Before the Initial Closing Date, AdValiant shall file articles of amendment in the form of Schedule 2.01(a) (“AdValiant Amendment”) to create an unlimited number of Class A Common Shares (“AdValiant Class A”) and exchangeable shares (“AdValiant Exchangeable Shares”).

(b)  Immediately after AdValiant obtains a certificate of amendment under the Business Corporations Act (Ontario) effecting the AdValiant Amendment and prior to the Initial Closing, AdValiant shall issue 800,000 AdValiant Class A to AdValiant USA for cash consideration of US $1,000.

(c)  Prior to the Initial Closing, AdValiant shall issue to the Shareholders a total number of Exchangeable Shares for their AdValiant Common Shares equal to the number of total Diluted Outstanding Shares (as defined below).

(d)  Prior to the Initial Closing: (i) the Parties shall enter into the Voting and Exchange Trust Agreement substantially in the form attached as Schedule 2.01(e)(i); and (ii) AdValiant USA, DGI and AdValiant shall enter into the Support Agreement substantially in the form attached as Schedule 2.01(e)(ii).

Section 2.02    Approval of the AdValiant Reorganization

Each of the Shareholders agrees to vote at meetings of the holders of each class of shares of AdValiant all shares of AdValiant owned by that Shareholder (or to execute a written resolution in lieu thereof) in favor of the approval of the Reorganization and the filing of the articles of amendment in furtherance of the completion of the Reorganization

Section 2.03    AdValiant USA Class Special Voting Shares

(a)  By the business day preceding the Initial Closing Date, AdValiant USA shall have amended its certificate of incorporation to create a second class of stock to be known as Special Voting Shares with the rights and privileges, and conditions as set forth in Schedule 2.03(a).

(b)  By the business day preceding the Initial Closing Date, AdValiant USA shall have issued 100 shares of its Special Voting shares to Empire as trustee under the Voting and Exchange Trust Agreement (“Trustee”) for the beneficial holders of the Exchangeable Shares.

Section 2.04    DGI Special Voting Shares

By the business day preceding the Initial Closing Date, DGI shall have amend its certificate of incorporation to create a class of voting preferred stock (“DGI Special Voting Shares”) with the rights, privileges, restrictions and conditions set out in Schedule 2.04.

ARTICLE III.  THE MERGER

Section 3.01.    The Merger

On the Effective Date, and subject to any approvals required by this Agreement or by law, AdValiant USA shall merge with Acquisition.

Section 3.02.    The Effective Date

The Effective Date shall be the date on which the Certificate of Merger is filed with and accepted by the state of Delaware or June 30th, 2005 which ever is later.

Section 3.03.    The Certificate of Merger

At the Initial Closing Conference, AdValiant USA and Acquisition shall execute a Certificate of Merger in the form satisfactory to counsel for the parties.

Section 3.04    The Required Vote

At a meeting of the AdValiant USA stockholders, or by written consent, the Shareholders shall instruct the trustee to vote or consent to approve the Merger contemplated by this Agreement.

Section 3.05    Post Merger Leadership of AdValiant

After the merger, the directors of the surviving corporation and of AdValiant shall be designated by DGI. The Officers shall initially be the individuals designated on Schedule 3.05.

ARTICLE IV.  THE SHARE EXCHANGE

Section 4.01.  DGI Stock

(a)  As a group, the AdValiant Shareholders will be entitled exchange their Exchangeable Shares for the number of shares of DGI common stock, $0.001 par value (“DGI Common”) equal to the “Diluted Outstanding Shares”, as set forth on Schedule 4.01(a)(1). At the Initial Closing, 252,514,188 Exchangeable Shares shall be placed in escrow pursuant to Section 8.01.

(b)  At any time, the AdValiant Shareholders, as a group, shall be entitled to exchange all their Exchangeable Shares for 336,685,584 shares of DGI Common. 84,171,396 Exchangeable Shares shall be available for exchange immediately and 252,514,188 Exchangeable Shares shall be held initially in escrow pursuant to the Escrow Agreement.

(c)  The DGI Common and the DGI Special Voting Shares are collectively referred to as the “DGI Stock”.

(d)  Each Shareholder shall receive, at each Closing, the part of the Exchangeable Shares then released from escrow equal to their Portion as shown on Schedule R-2(C).

(e)  No fractional shares shall be issued. Any fractions shall not be settled in cash but shall be eliminated by rounding to the closest whole number.

Section 4.02.    DGI Special Voting Shares

Each Special Voting Share of AdValiant USA shall, upon consummation of the Merger, be exchanged for four (4) DGI Special Voting Shares. 300 of the DGI Special Voting Shares shall be held initially in escrow pursuant to the Escrow Agreement (as defined in Section 8.01).

Section 4.03.    Distribution of Exchangeable Shares

The Exchangeable Shares held in escrow shall be in accordance with the following:

(a)  The number of Exchangeable Shares (“Final Number”) to be released from escrow shall be determined in accordance with subsection 4.03(a)(i) through (vi).

(i)  The Final Number shall equal (x) one (1%) percent of the “Diluted Outstanding Shares”, as set forth on Schedule 4.03(a)(i), for every Twenty-four Thousand ($24,000) US Dollars of (1) “Gross Profit” derived from “Qualified Sales” for the twelve (12) months commencing June 1, 2005 plus (2) one- half of (A) DGI’s sales of “Adialogin” and any other DGI products agreed to in writing by DGI and the Shareholders less (B) the cost of goods associated with those products minus (y) 84,171,396.

(ii)  Notwithstanding the foregoing, the Final Number shall be reduced or increased by the amount by which the difference between AdValiant’s current assets and its current liabilities, as reflected in the “June 30 Balance Sheet” (as determined in accordance with Section 8.03(c)), is less or more than $83,000. The June 30 Balance Sheet shall be compiled accordance with United States generally accepted accounting principles on a basis consistent with the March 31, 2005 Balance Sheet (the "Reference Balance Sheet") through full application, to the extent possible, of the judgements, accounting methods, policies, practices, procedures, classifications and estimation methodology used to prepare the Reference Balance Sheet.

(iii)  Gross Profit is Qualified Sales less affiliate commission payments

(iv)  Qualified Sales are the “Collected Sales” from July 1, 2005 to June 30, 2006.

(v)  Collected Sales means all revenue recognized from AdValiant products on or prior to June 30, 2006 and collected by August 31, 2006. With respect to any intermediate period for which a calculation is made, Collected Sales include revenue recognized through the end of that period and collected within 60 days of that date.

(vi)  Following resolution of any dispute arising out of the calculation of the Final Number, any Exchangeable shares remaining in the escrow after the Fourth Supplemental Closing shall be cancelled.

(b) At each Supplemental Closing Conference, the number of Exchangeable Shares to be distributed from escrow to the shareholders shall be determined as follows:

(i) The amount of Gross Profit from July 1, 2005 through September 30, 2005, December 31, 2005, March 31, 2006, or June 30, 2006, which ever most recently occurred, shall be calculated.

(ii) The amount by which the Gross Profit calculated for that Supplemental Closing exceeds the greater of $600,000 or the amount of Gross Profit calculated for the immediately preceding Supplemental Closing shall be divided by $24,000.

(iii) Except for the Final Supplemental Closing, the whole number quotient, without regard to any remainder, shall equal the number of one (1%) percent portions of the Diluted Outstanding Shares to be issued to the Shareholders at that Supplemental Closing. At the Final Supplemental Closing, the sum of all remainders shall be divided by 0.00712831 and that number of shares shall be issued to the Shareholders

Section 4.04.  Distribution of DGI Special Voting Stock

(a) At the Initial Closing Conference, certificates evidencing one hundred (100) shares of the DGI Special Voting Shares shall be delivered to the Trustee and 300 of the DGI Special Voting Shares shall be placed in escrow.

(b) At each Supplemental Closing Conference, additional DGI Special Voting Shares shall be distributed from escrow to the Trustee. The number of shares to be distributed shall be determined as follows:

(i) The amount of Gross Profit from July 1, 2005 through September 30, 2005, December 31, 2005, March 31, 2006, or June 30, 2006, which ever most recently occurred, shall be calculated.

(ii) The amount by which the Gross Profit calculated for that Supplemental Closing exceeds the greater of $600,000 or the amount of Gross Profit calculated for the immediately preceding Supplemental Closing shall be divided by $24,000.

(iii) At each Supplemental Closing, the whole number quotient, without regard to any remainder, multiplied by four (4) shall equal the number of DGI Special Voting Shares to be issued to the Trustee at that Supplemental Closing.

(iv) Following resolution of any dispute arising out of the calculation of the Final Number, any DGI Special Voting Shares remaining in the escrow after the Fourth Supplemental Closing shall be cancelled.

ARTICLE V.  REPRESENTATIONS

Section 5.01.  AdValiant’s and Shareholders’ Representations

AdValiant and the Shareholders, jointly and severally, represent to DGI as follows:

(a)  AdValiant is a corporation validly existing and in good standing under the laws of the Ontario Business Corporations Act. It has no subsidiaries.

(b)  As of the Initial Closing Date, AdValiant is the only subsidiary of AdValiant USA. AdValiant USA is a corporation validly existing and in good standing under the laws of the State of Delaware.

(c)  The AdValiant Disclosures include true and complete copies of all AdValiant’s charter documents, by-laws, and any amendments thereto. Prior to the Reorganization, the AdValiant Common was AdValiant’s only equity security. No rights to obtain any exist. No other rights, other than the Exchangeable Shares, to acquire any class of AdValiant or AdValiant USA equity exist.

(d)  The execution, delivery, and performance of this Agreement and all other agreements or documents to be delivered by AdValiant, AdValiant USA, and the Shareholders hereunder and the consummation of the transactions contemplated by this Agreement and the other agreements or documents to be executed or delivered by AdValiant, AdValiant USA, and the Shareholders have been duly authorized by all necessary corporate action by AdValiant’s Board of Directors and AdValiant USA’s Board of Directors (as of the Initial Closing Date), and the Shareholders, and will not contravene any provisions of law, an order of any court or other agency of government, or of either corporation’s Certificate of Incorporation or bylaws. Any consents, approvals, authorizations, registrations, or qualifications with any person, bank, or any governmental body, or court having the authority or power to regulate, supervise, or direct the business and affairs of AdValiant or AdValiant USA that are necessary for the consummation of the transactions specified in this Agreement shall have been obtained prior to the Initial Closing Date. Nothing in any agreement to which AdValiant or AdValiant USA is a party prohibits the execution or implementation of this Agreement.

(e)  This Agreement constitutes the legal, valid, and binding obligation of AdValiant, AdValiant USA (as of the Initial Closing Date), and the Shareholders and is enforceable against them in accordance with its terms, subject only to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money.

(f)  The lists, copies, and other information provided on the Schedules, or delivered pursuant to this Agreement, are accurate and complete in every material respect. Any agreement from which AdValiant derives more than five (5%) percent of its revenues or profits (the “Material Agreements”) is listed on 5.01(f). Copies of the Material Agreements are included in the AdValiant Disclosures.

(g)  With respect to any agreements, including the Material Agreements, delivered as part of the AdValiant Disclosures or referred to in any Schedule, (i) AdValiant is not in default of any agreement in any material respect, (ii) neither the Shareholders, AdValiant, nor AdValiant USA know of any state of facts that, with the giving of notice or the passage of time, or both, would give rise to a default under any Material Agreement that would have a material adverse effect on AdValiant’s business, and (iii) to the best of the Shareholders and AdValiant's knowledge, no other party to any agreement is in default thereof (except as may be provided on the applicable Schedule).

(h)  To the knowledge of the Shareholders or AdValiant, AdValiant has all rights to use the domain names, patents, trade names, trademarks, service marks or other intellectual property currently used in the operation of the AdValiant’s business ("AdValiant Rights"). AdValiant Rights are listed on Schedule 5.01(h). AdValiant owns all the AdValiant Rights free and clear of any liens, claims, or other title defects, except as listed on Schedule 5.01(h). AdValiant has the full power and right to transfer title to the AdValiant Rights without the consent of any other person.

(i)  AdValiant has not received notification of infringement from any person with respect to any AdValiant Right, and neither AdValiant nor the Shareholders is aware of a basis for any claim. To the Shareholders’ or AdValiant’s knowledge, no right or other trademark, service mark, or trade name used by AdValiant in connection with its business infringes any trademark, service mark, or trade name of another person in any country in which the trademark, service mark, or trade name is used.

(j)  Set forth in Schedule 5.01(j) is a list of each piece of AdValiant’s equipment (“Equipment”) that is used in its business, owned or leased by it, with a fair market value in excess of $999. The Equipment (except for any Equipment that is held pursuant to leases or licenses as described in Schedule 5.01(j)) is owned free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances (except for (i) liens for current debts not yet due, (ii) disclosed in Schedule 5.01(j), or (iii) disclosed on the Financial Statements provided in Schedule 5.01(m)). AdValiant is not in default under any lease for the Equipment and knows of no state of facts that, with the giving of notice or the passage of time, or both, would give rise to a default under any lease for the Equipment.

(k)  The Equipment is in substantially good operating condition and repair, excluding ordinary wear and tear, taking into consideration the age and prior use of same, and is, to the best of AdValiant’s knowledge, in compliance with all applicable laws, regulations, orders, and ordinances. The value of fixed assets used in AdValiant’s business has not been written up.

(l)  AdValiant's insurance policies ("Insurance Policies") are listed on Schedule 5.01(l), which sets forth each policy’s carrier, the amount of coverage, its expiration date, and the date through which premiums have been paid. All Insurance Policies are now in full force and effect.

(m)  AdValiant's financial statements ("Financial Statements") are listed on Schedule 5.01(m). True and complete copies of the Financial Statements have been included in the Disclosures. Each of the Financial Statements is true and correct in all material respects. Each item therein was prepared in accordance with generally accepted accounting principles, consistently applied, and present fairly in all material respects the financial condition and operating results of AdValiant as of the dates and during the periods indicated therein. There has been no material change in the financial condition or the operations of AdValiant that is not reflected in the Financial Statements or otherwise disclosed in this Agreement.

(n)  The Shareholders know of no obstacle to the completion of an annual audit of AdValiant for 2004 within the time required by the Securities and Exchange Commission (“SEC”).

(o)  Canada Revenue Agency has not audited AdValiant’s tax returns.

(p)           (i)       AdValiant has duly and timely filed, where required, all federal, provincial, and local tax returns required to be filed, including income, employment, and sales and use tax returns, and has paid all taxes shown as due and payable on the returns, all deficiencies and assessments notice of which has been received, all other taxes, and all governmental charges, duties, penalties, interest and fines (collectively, “Other Charges”) due and payable on or before the date of this Agreement.

(ii)  There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax returns by AdValiant or for the payment by, or assessment against, any tax, deficiency, assessment or Other Charge.

(iii)  There are no suits, actions, claims, audits, investigations, inquiries or proceedings pending against AdValiant in respect of any unpaid taxes, deficiencies, assessments or Other Charges, and there are no such threatened suits, actions, claims, audits, investigations or inquiries.

(q)  AdValiant is not in arrears in the payment of federal and provincial payroll and employee withholding taxes, Canada Pension Plan contributions, employment insurance premiums, workers’ compensation premiums, real estate taxes and assessments, Provincial Sales Taxes, and Goods and Services Taxes. AdValiant has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected there from and has paid the same to the appropriate governmental entity.

(r)  AdValiant is not a party to any civil litigation or arbitration proceeding except as listed on Schedule 5.01(r), or otherwise disclosed to DGI. AdValiant and the Shareholders have no knowledge of, nor has it received notice of, any criminal, regulatory, or compliance proceedings or threatened proceedings from or by any government or governmental entity or agency except as listed on Schedule 5.01(r). AdValiant has provided, or will provide prior to the Initial Closing Date, DGI with a summary of the proceedings listed on the Schedule or otherwise disclosed to DGI.

(s)   (i)      The Shareholders are acquiring the DGI Stock upon exercise of the Exchangeable Shares for investment and not with a view towards distribution. They acknowledge and understand that they each must bear the economic risk of an investment in the Exchangeable Shares being acquired pursuant hereto and the DGI Stock for which they can be exchanged for an indefinite period of time since these securities have not been registered under the Act and, therefore, cannot be sold unless they are either subsequently registered under the Act or an exemption from such registration is available and favorable opinions of counsel in form and substance satisfactory to DGI to that effect are obtained. The certificates representing the Exchangeable Shares and any DGI Stock issued on exercise of the Exchangeable Shares (unless such securities have been registered) shall bear on their face the following legend:

The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the “Securities Act”), as amended. These shares have been acquired for investment and not for distribution or resale. They may not be mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act or an opinion of counsel acceptable to the Corporation that such registration is not required.

(ii)  AdValiant and the Shareholders, taking into account the personnel and resources they can practically bring to bear on the purchase of the DGI Stock contemplated hereby, are knowledgeable, sophisticated, and experienced in making, and are qualified to make, decisions with respect to investments presenting an investment decision like that involved in the purchase of the Exchangeable Shares.

(iii)  AdValiant and the Shareholders have had the opportunity to ask questions of, and receive answers from, representatives of DGI or persons acting on its behalf concerning the terms and conditions of the proposed investment in the Exchangeable Shares, have had the opportunity to obtain additional information necessary to verify the accuracy of information previously furnished about DGI, and have requested, received, reviewed and considered all information they deem relevant in making an informed decision with respect to the purchase of Exchangeable Shares.

(iv)  Empire Media, Inc is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

(t)  Each of the Schedules described in this Section 5.01 is certified by AdValiant and the Shareholders as being true and complete in every material respect as of the date hereof. None of the representations, warranties, covenants or agreements by AdValiant or the Shareholders in this Agreement, the AdValiant Disclosures, or in any document, certificate, or schedule furnished or to be furnished pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained therein not misleading.

(u)  All statements contained in any certificate or other instruments delivered by or on behalf of the AdValiant pursuant hereto or in connection with the transactions contemplated hereby shall be deemed a representation and warranty of the AdValiant and the Shareholders.

(v)  No broker or finder procured or was otherwise involved in the Merger transaction or has any right to compensation as a result of the consummation of the Merger transaction.

Section 5.02.  DGI’s Representations

DGI represents to the Shareholders as follows:

(a)  DGI and Acquisition are corporations that were duly incorporated and are validly existing and in good standing under the laws of the State of Delaware.

(b)  DGI has issued no capital stock not reflected in its March 31, 2005 Quarterly Report on Form 10-QSB other than 2,000,000 shares issued on June 17, 2005 for consulting services. DGI owns all of the capital stock of its subsidiaries as described in DGI’s filings with the SEC. There are no restrictions on DGI’s ability to vote these shares and no restrictions on transfer exist other than those imposed by the Securities Act. There are no other subsidiaries nor is the acquisition of any additional companies contemplated, other than AdValiant. As used in this Article alone, the term DGI includes all of its subsidiaries, both direct and indirect.

(c)  The execution, delivery, and performance of this Agreement and all other agreements or documents to be executed or delivered by DGI hereunder and the performance of the transactions contemplated by this Agreement and the other agreements or documents to be executed or delivered by DGI or Acquisition have been duly authorized by the Board of Directors (and by all other requisite corporate action) of DGI and Acquisition, and will not contravene any provisions of law, an order of any court or other agency of government, their Articles of Incorporation or bylaws, or any agreements to which DGI or its subsidiaries is a party. No consents, approvals, authorizations, or orders of, or registrations or qualifications with, any person, bank, governmental body, or court having authority or power to regulate supervise or direct the business and affairs of DGI or Acquisition are necessary for the consummation of the transactions specified in this Agreement.

(d)  This Agreement and all other agreements to be delivered by DGI or Acquisition hereunder constitute the legal, valid and binding obligation of DGI and Acquisition enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money.

(e)  Nothing in any agreement to which DGI is a party prohibits the execution or implementation of this Agreement.

(f)  The performance of this Agreement or the consummation of the transactions contemplated thereby will not violate any law or regulation of any governmental jurisdiction in which DGI or Acquisition does business, or to which DGI is otherwise subject.

(g)  The DGI Stock, when issued in accordance with this Agreement, will be duly authorized, validly issued, outstanding, fully paid and non-assessable and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by DGI. The issuance of the DGI Special Voting Shares and the DGI Common upon exercise of the Exchangeable Shares is exempt from registration under the Securities Act and applicable state law. There are no restrictions on the Shareholders' ability to vote the DGI Stock except as imposed by Subsection 8.02(b) of this agreement and no restrictions on transfer exist other than those imposed by the Securities Act and Rule 144 there under.

(h)  The reports and other documents filed by DGI with the SEC were complete, accurate, and timely when filed, and have been updated or supplemented as appropriate. The financial statements included or referenced therein were prepared in accordance with generally accepted accounting principles, consistently applied, and accurately reflect the financial condition of DGI and the results of its operations for the periods to which they relate. Since January 2003, all reports filed by DGI with the SEC (i) were prepared in all material respects in accordance with requirements with federal securities laws and the rules and regulations of the SEC, and (ii) did not at the time they were filed (or if amended or superceded prior to the date of this Agreement, then on the day of that filing), contain any untrue statement of material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the DGI subsidiaries are required to file separately any forms, reports or other documents with the SEC. There has been no material change in the financial condition or the operations of DGI that has not been included in a report filed with the SEC. DGI has received no notice of and has no knowledge of any SEC investigations or proceedings other than regular review of its filings and its preliminary Information Statement for the 2005 Annual Meeting.

(i)  All statements contained in any certificate or other instruments delivered by or on behalf of the DGI or Acquisition pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the DGI or Acquisition.

(j)  The IRS has not audited DGI’s tax returns since 1997.

(k)   (i)       DGI has duly and timely filed where required all federal, state and local tax returns required to be filed prior to the date of this Agreement, including income, employment, rent and sales and use tax returns, and has paid all taxes due and payable on such returns, all deficiencies and assessments notice of which has been received, all other taxes, and all Other Charges due and payable on or before the date of this Agreement.

(ii)  There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax returns by DGI or for the payment by, or assessment against, any tax, deficiency, assessment or Other Charge other than an automatic extension with respect to the tax return for 2004..

(iii)  There are no suits, actions, claims, audits, investigations, inquiries or proceedings pending against DGI in respect of any unpaid taxes, deficiencies, assessments or Other Charges and there are no such threatened suits, actions, claims, audits, investigations or inquiries except for an inquiry from the State of Connecticut about a claim from them for about $2,700 and several inquires relating to former subsidiaries.

(iv)  DGI has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected there from and has paid the same to the proper tax receiving officers.

(l)  DGI is not in arrears in the payment of federal, state and local withholding taxes, FICA, Medicare, real estate taxes and assessments, and sales taxes. DGI has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected there from and has paid the same to the proper tax receiving officers except as listed on Schedule 5.02(l).

(m)  None of the representations, warranties, covenants or agreements by DGI or Acquisition in this Agreement, nor any document, certificate or schedule furnished or to be furnished pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained therein not misleading.

(n)  Neither DGI nor Acquisition is a party to any civil litigation or arbitration proceeding except as listed in its SEC filings or on Schedule 5.02(n). DGI has no knowledge of and has received no notice of any criminal, regulatory, or compliance proceedings or threatened proceedings from or by any government or governmental entity or agency. DGI has provided, or will provide prior to the Initial Closing Date, AdValiant with a summary of the proceedings listed on the Schedule.

(o)  Each of the Schedules described in this Section 5.02 is certified by DGI as being true and complete in every material respect as of the date hereof. None of the representations, warranties, covenants or agreements by DGI or Acquisition in this Agreement, the DGI Disclosures, or in any document, certificate, or schedule furnished or to be furnished pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained therein not misleading.

(p)  As of the date hereof and as of Initial Closing, there will be Employee Stock Options to purchase no more than 5,500,000 shares of DGI common stock outstanding.

(q)  Other than a commitment to elect a director selected by Pearl Street Holdings plc, there are no agreements affecting control of DGI or the voting of its securities.

ARTICLE VI.  CONDITIONS PRECEDENT TO THE INITIAL CLOSING

Section 6.01.  Conditions Precedent to DGI’s Obligation to Close

Notwithstanding any other provision herein, the obligations of the DGI under this Agreement are, at the option of the DGI, subject to the fulfillment of each of the conditions set forth below.

(a)  All of the Shareholders shall have instructed the Trustee to approve the Merger and the Trustee shall have voted its AdValiant USA Class B Special Voting Shares to approve the Merger.

(b)  AdValiant shall have achieved the following financial goals:

(i)  All AdValiant’s obligations to holders of more than five (5%) of its equity shall have been cancelled or capitalized.

(ii)  AdValiant shall have no Long Term Liabilities.

(c)         (i)       The reorganizations contemplated by Article II with respect to AdValiant and AdValiant USA shall have been completed.

(ii)      All the Shareholders shall have tendered their AdValiant Common for Exchangeable Shares.

(d)  The Shareholders shall each have executed an employment agreement as set forth on Schedule 6.01(d) (“Employment Agreements”).

(e)  The representations of AdValiant and the Shareholders contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Initial Closing Date. On or before the Initial Closing Date, AdValiant shall have complied with and duly performed any and all covenants, agreements and conditions in all material respects on its part to be complied with, performed pursuant to or in connection with, this Agreement on or before the Initial Closing Date.

(f)  DGI shall have received a certificate executed by an officer of AdValiant and AdValiant USA setting forth a copy of the resolutions adopted by written consent by its Board of Directors and stockholders approving the execution and delivery of this Agreement and all agreements contemplated hereunder and the consummation of the Merger and of all the transactions contemplated hereby. AdValiant shall provide a true copy of the notice to the AdValiant Stockholders that did not execute the written consent and affirm that a copy of that notice has been mailed to them as provided by statue.

(g)  DGI shall have received an opinion of McCarthy Tétrault, Ontario counsel for the Shareholders, AdValiant dated as of the Initial Closing Date, to the collective effect that (i) AdValiant is a corporation that is validly existing under the laws of the province of its incorporation and has the corporate power to carry on its business as it is now being conducted; (ii) any and all consents or orders of any and all courts or governmental agencies, administrative bodies of Ontario or Canada which are required for the consummation of the transactions contemplated by this Agreement have been obtained as of the Initial Closing Date; (iii) this Agreement has been duly executed and delivered by AdValiant and the Shareholders, and (iv) the transactions contemplated hereby will not cause a breach of the certificate of incorporation or by-laws of AdValiant.

(h)  No action or proceeding shall have been instituted to restrain or prohibit the Merger.

(i)  AdValiant shall not have suffered any destruction or damage by fire, explosion or other calamity exceeding Ten Thousand Dollars ($10,000.00) in value not covered by insurance, nor has any other event, condition or state of facts of any character occurred which materially and adversely affects, or, to the best of the knowledge of AdValiant, threatens to materially and adversely affect, the property, business or financial condition of AdValiant.

(j)  AdValiant has executed any Documents (as defined in Section 6.02) that require its execution.

(k)  DGI’s accounting firm, Berenfeld, Spritzer, Shechter & Sheer ("BSSS"), has determined in writing that a satisfactory certified audit of AdValiant for the year ended December 31, 2004 can be achieved and that the financials required for DGI’s report on Form 8-K relating to this transaction can be prepared in the time required by the SEC.

(l)  All the Shareholders remain alive and not disabled.

(m)  The only outstanding shares of AdValiant shall be the Class A Common owned by AdValiant USA and the Exchangeable Shares.

(n)  Each Shareholder shall have tendered to AdValiant all of that Shareholder’s certificates representing AdValiant Common for exchange into Exchangeable Shares and shall have deposited 252,514,188 of the Exchangeable Shares in accordance with their Portions with the Escrow Agent in accordance with the Escrow Agreement and the Voting and Exchange Trust Agreement.

Section 6.02.    Conditions Precedent to AdValiant’s and Shareholders' Obligation to Close

Notwithstanding any other provision herein, the obligations of the AdValiant, AdValiant USA, and the Shareholders under this Agreement are, at their option, subject to the fulfillment of each of the conditions set forth below.

(a)  The representations of DGI contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Initial Closing Date. On or before the Initial Closing Date, DGI and Acquisition shall have complied with and duly performed any and all covenants, agreements and conditions in all material respects, on its part to be complied with or performed pursuant to or in connection with this Agreement on or before the Initial Closing Date.

(b)  AdValiant shall have received a certificate dated as of the Initial Closing Date executed by the Secretary of DGI setting forth (i) a copy of the resolutions adopted by DGI’s Board of Directors approving the execution and delivery of this Agreement and all agreements contemplated hereunder and the consummation of the Merger and of all the transactions contemplated hereby, (ii)a copy of the resolutions adopted by DGI’s Board of Directors authorizing the creation of the DGI Special Voting Shares, and (iii) the number of shares authorized and outstanding of DGI Common including the number of shares issuable upon exercise of rights which are in the money.

(c)  AdValiant shall have received an opinion of Mark Alan Siegel, Esq., counsel for DGI, dated as of the Initial Closing Date, to the effect that (i) DGI and Acquisition are corporations that were duly incorporated and are validly existing and in good standing under the law of the state of Delaware, and each have the corporate power to carry on its business as it is now being conducted and are qualified to do business in each jurisdiction where the nature of the business requires qualification; (ii) any and all consents or orders of any and all courts or governmental agencies or administrative bodies of New York, Delaware, and the United States which are required for the consummation of the transactions contemplated by this Agreement have been obtained as of the Initial Closing Date; (iii) this Agreement and all other agreements to be executed by DGI or Acquisition hereunder has been duly authorized, executed, and delivered by DGI, and is the valid and binding obligation of DGI, in accordance with its terms, subject only to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto, and the award by courts of money damages rather than specific performance of contractual provisions involving matters other than the payment of money; (iv) the Certificate of Merger has been duly prepared and executed for filing; (v) the issuance of the DGI Stock to the Shareholders or the exercise of the Exchangeable Shares will be exempt from the registration provisions of the Securities Act and will not violate the registration provisions of Section 5 of the Securities Act; (vi) the DGI Special Voting Shares, and the DGI Common to be issued upon the exercise of the Exchangeable Shares when issued will be duly issued, fully paid, and non-assessable, and except for restrictions arising under the Securities Act and Rule 144 there under, will be transferable; and (vii) the transactions contemplated hereby will not cause a breach of the amended and restated certificate of incorporation or by-laws of DGI.

(d)  No action or proceeding shall have been instituted to restrain or prohibit the consummation of the Merger or to prohibit the issuance of or to order a cessation or suspension of trading in, the DGI Stock.

(e)  DGI has executed any documents that require its execution.

(f)  The reorganizations contemplated by Article II, with respect to DGI shall have been completed.

(g)  AdValiant USA and DGI shall have entered into the Voting and Exchange Trust Agreement and the Support Agreement.

(h)  The AdValiant Class B Shares shall have been duly issued and deposited with Empire Media, Inc. as trustee for the beneficial holders of Exchangeable Shares pursuant to the Voting and Exchange Trust Agreement.

(i)  DGI shall have created the DGI Special Voting Shares.

(j)  AdValiant shall have received a certificate dated as of the Initial Closing Date executed by the Secretary of Acquisition setting forth (i) a copy of the resolutions adopted by Acquisition’s Board of Directors and sole shareholder approving the execution and delivery of this Agreement and all agreements contemplated there under and the consummation of the Merger and of all the transactions contemplated hereby.

ARTICLE VII.    THE CLOSINGS

Section 7.01.  The Initial Closing Conference and Initial Closing Date

The Initial Closing Conference and the Initial Closing shall take place at DGI's business office or at another place as agreed between the Parties on June 30, 2005.

Section 7.02.    AdValiant’s, AdValiant USA’s, And The AdValiant Stockholders’ Responsibilities At The Initial Closing Conference

At the Initial Closing Conference, AdValiant, AdValiant USA, and the Shareholders shall take the actions listed below:

(a)  AdValiant or AdValiant USA shall deliver all the instruments listed in this subsection (“Documents”):

(i)  A fully executed Certificate of Merger.

(ii)  The opinion of McCarthy Tétrault.

(iii)  The officers’ certificate as required by Section 6.01(f).

(iv)  An officer’s certificate as to compliance with Sections 6.01 (a), (b), (c), (d), (e), and (i) and, to the best of his knowledge, compliance with Section 6.01 (h),

(v)  A certificate of status for AdValiant.

(b)  At or after the Initial Closing Conference, the Shareholders shall deliver either of the following to the Escrow Agent:

(i)  All certificates evidencing their ownership of 252,514,188 Exchangeable Shares, or

(ii)  an affidavit of lost certificate.

Section 7.03.  DGI’s Responsibilities at the Initial Closing Conference

At the Initial Closing Conference, DGI and Acquisition shall take the actions listed below:

(a)  DGI shall deliver a fully executed Certificate of Merger.

(b)  DGI shall deliver the opinion of Mark Alan Siegel, Esq.

(c)  DGI shall deliver the officers' certificate as to compliance with Sections 6.02 (a), (d), (e), and (f).

(d)  DGI shall deliver a certificate of good standing for DGI.

(e)  DGI shall deliver to the Trustee a certificate representing 100 shares of the DGI Special Voting Shares and a certificate representing 300 shares to the Escrow Agent.

Section 7.04     Supplemental Closings

(a)  There shall be four Supplemental Closings. Each Supplemental Closing Conference and Supplemental Closing shall take place at DGI's business office or at another place as agreed between the Parties. They shall be held on December 15, 2005, March 15, 2006, June 16, 2006 and September 15, 2006.

(b)  Five business days before each Supplemental Closing, DGI shall present to the Shareholders a certificate showing the computations specified by Section 4.03(b) and 4.04(b).

(c)  Upon acceptance of the certificate, the Escrow Agent shall distribute the computed number of shares of Exchangeable Shares to the Shareholders in accordance with their portions and the computed number of DGI Special Voting Shares to the Trustee.

ARTICLE VIII.  ADDITIONAL COVENANTS.

Section 8.01.  Escrow

Mark Alan Siegel shall act as escrow agent hereunder pursuant to an escrow agreement in the form of Schedule 8.01 (“Escrow Agreement”).

Section 8.02.  Appointment of Directors of DGI

(a)  Immediately after the Initial Closing Conference, DGI shall appoint one person selected by the Shareholders, by majority vote, to join DGI’s Board of Directors.

(b)  For a period of two years after the Initial Closing Date, in any election of directors of DGI, Peter DeCrescenzo, Vincent DeCrescenzo, Sr., and the Shareholders shall each vote at any regular or special meeting of shareholders all the shares of DGI Stock then owned by them (or as to which they then have voting power or control) as may be necessary to elect (i) one (1) director nominated by the Shareholders, (ii) one (1) director nominated by Pearl Street Holdings plc, and (iii) four (4) other directors nominated by DGI’s Board of Directors.

Section 8.03.  Audit Procedures

(a)  The parties recognize that the time period permitted by the SEC for filing audited financial statements concerning AdValiant and the combined entity is limited.

(b)  Immediately upon execution of this Agreement, BSSS may commence an audit of AdValiant for the year ended December 31, 2004 and may review the financial reports for 2005 to date.

(c)  On or before August 1, 2005, a balance sheet for AdValiant as of June 30, 2005 (the “June 30 Balance Sheet”) shall be submitted by DGI to the Shareholders for review. If there is a dispute, BSSS shall review the June 30 Balance Sheet and determine the working capital as of that date. BSSS’s determination and any adjustments made by it shall be conclusive and binding on the Parties.

Section 8.04.  Further Actions

(a)  The Parties agree, in order to perfect DGI’s control of AdValiant and AdValiant USA and to accomplish the purpose of this Agreement, to execute all documents and take all such other action as the Parties may reasonably request, whether at or after the Initial Closing Date, as may be reasonably necessary or proper to allow the Parties to receive the full benefits of this Agreement.

(b)  The Parties further agree to make any changes to any document executed in connection with this Agreement and the merger contemplated hereby to correct or remedy and deficiencies with respect to tax, regulatory, securities law, or other issued as determined by counsel for the parties.

(c)  Immediately upon the adoption of the proposed one for fifty consolidation of the DGI Common, DGI shall cause AdValiant USA to cause AdValiant to effect an identical consolidation of the Exchangeable Shares.

Section 8.05.  Information

The parties agree that they will not, and will use their best efforts to cause their representatives not to, use any information obtained pursuant to this Agreement, as well as any other information obtained prior to the date hereof in connection with its consideration of the transactions contemplated hereby and the entering into of this Agreement, for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The parties shall keep confidential, and shall cause their representatives to keep confidential, all information and documents obtained pursuant to this Agreement, as well as any other information obtained prior to the date hereof in connection with its consideration of the transactions contemplated hereby and the entering into of this Agreement, unless such information (i) was already known to that party, (ii) is disclosed with the prior written approval of the party to which such information pertains, (iii) is already present in the public domain, or (iv) is required to be disclosed by law. In the event that this Agreement is terminated or the transactions contemplated hereby shall otherwise fail to be consummated, the parties shall promptly cause all copies of documents or extracts thereof containing information and data as to the other to be returned to the other.

Section 8.06.  Dispute Resolution

(a)  In the event of any dispute arising out of the calculation of the Final Number, the Shareholders shall deliver a written notice to DGI within thirty (30) days after receipt of the certificate pursuant to Section 7.04(b), specifying the approximate amount in dispute, the basis for such dispute, and any changes proposed to the calculation of Gross Profit, (a “Notice of Disagreement”); provided, however, that the Parties may agree on any disputed amounts at any time within such thirty (30) day period.

(b)  If a Notice of Disagreement is timely delivered to the other Party, the DGI and the Shareholders shall, during the thirty (30) days immediately following delivery of the Notice of Disagreement, seek in good faith to resolve any differences they may have with respect to the matters specified in the Notice of Disagreement. During that time, the Shareholders will have access to DGI’s books and records, as well as any accounting work papers or other schedules relating to the Qualified Sales, associated costs, and costs of DGI goods sold, as applicable, and such other relevant information reasonably requested by the Shareholders. If such dispute is not resolved to the mutual satisfaction of DGI and the Shareholders within such thirty (30) day period, the Shareholders shall have the right to require that such dispute be submitted to BSSS, or to such other certified public accounting firm as DGI and the Shareholders may then mutually agree upon in writing (the “Independent Accountant”).

(c)  DGI and the Shareholders will give the Independent Accountant access to the books and records, as well as any accounting work papers or other schedules relating to the Qualified Sales and associated costs, as applicable, and the Notice of Disagreement, and such other relevant information reasonably requested by the Independent Accountant. The fees and expenses of the Independent Accountant shall be borne by DGI and the Shareholders in inverse proportion as they may prevail on matters resolved by the Independent Accountant, which proportionate allocations shall also be determined by the Independent Accountant at the time the determination of the Independent Accountant is rendered on Gross Profit.

(d)  The Independent Accountant shall resolve the computation of the disputed Gross Profit, in accordance with the provisions of this Agreement, and otherwise where applicable in accordance with US GAAP. If any matters have been submitted to the Independent Accountant for review and resolution in accordance with the provisions above, then DGI and the Shareholders shall use their reasonable best efforts to cause the Independent Accountant to complete its calculation of Gross Profit, within thirty (30) days from the submission of the matters specified in such Notice of Disagreement.

(e)  The Independent Accountant shall act as a neutral arbitrator to determine only those issues in dispute. The Independent Accountant’s determination will be set forth in a written statement delivered to DGI and the Shareholders, and shall be final, conclusive and binding upon the parties and may be entered and enforced in any court of competent jurisdiction.

(f)  Notwithstanding anything herein to the contrary, the Shareholders shall not file a Notice of Disagreement related to a calculation of Gross Profit unless and until the estimated amount in dispute exceeds $24,000 individually or $48,000 in the aggregate

Section 8.07.  Termination

This Agreement may only be terminated at any time prior to the Initial Closing Date:

(a) upon mutual written consent authorized by the Board of Directors of DGI and AdValiant; or

(b) by either DGI or AdValiant if the Initial Closing shall not have been consummated by the close of business on June 30, 2005

Section 8.08.  Reservation of Shares

DGI covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance to Shareholders hereunder, free from pre-emptive rights or any other actual contingent purchase rights of other persons other than the Shareholders, a number of shares of Common Stock equal to the number of Diluted Outstanding Shares.  If at any time, the number of authorized but unissued shares of DGI Common Stock shall not be sufficient to effect the issuance of the maximum number of shares to the AdValiant Shareholders pursuant to Section 4.01, DGI shall take all corporate action necessary to increase its authorized shares of Common Stock to such number as shall be sufficient for such purpose.

Section 8.09.  Listing of Shares

In the event that DGI lists its Common Stock on a stock exchange or other trading system, it shall, concurrent with the initial listing of such securities, list, and maintain the listing on that exchange of, a sufficient number of shares of its Common Stock to ensure that the maximum number of shares issuable to the AdValiant Stockholders pursuant to Section 4.01 are listed on that exchange or trading system.

Section 8.10.  Continued Operation

DGI shall ensure that the business currently carried on by AdValiant will continue to be conducted by AdValiant until the Final Supplemental Closing Date and the Shareholders shall, subject to the terms of their respective Employment Agreements, continue to manage the business and affairs of AdValiant.

Section 8.11.  Restriction of Transfer of AdValiant Class A

AdValiant USA shall not transfer any shares of AdValiant Class A owned by it.

Section 8.12.  Provision of Information

So long as any Exchangeable Shares are outstanding, DGI shall provide to the registered holders thereof the same information and at the same times that DGI provides from time to time to the holders of DGI Common.

Section 8.13.  Registration

The Shareholders shall, at their sole option following receipt by them of reasonable notice of any proposed grant by DGI of registration privileges in connection with any other acquisition by DGI, be granted registration privileges, subject to any lock-up required by any underwriter, for their DGI Stock issued upon exercise of the Exchangeable Shares equal to the registration rights granted to the holders of DGI common stock issued in connection with any other acquisition by DGI after the date hereof.

ARTICLE IX.  MISCELLANEOUS

Section 9.01.  Currency Used

All monetary amounts expressed herein are in United States Dollars.

Section 9.02.  Consolidation of Shares

(a)  All numbers of shares of DGI Common used in this Agreement are subject to reduction by the one for fifty consolidation to be approved at the 2005 Annual Meetings of Shareholders.

(b)  In addition to the foregoing, if, at any time prior to the Final Supplemental Closing, DGI (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock, whether payable in shares of its Common Stock or of capital stock of any class, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue reclassification of shares of Common Stock any shares of capital stock of the Company, the number of shares of DGI Common issuable hereunder shall be adjusted by multiplying the number of shares of DGI Common issuable by a fraction of which the numerator shall be the number of shares of DGI Common outstanding after such event and of which the denominator shall be the number of shares of DGI Common outstanding before such event.

Section 9.03.  Entire Agreement; Amendments

This Agreement, including those additional agreements referred to in the Schedules, embodies the entire understanding of the Parties. No amendment or modification of this Agreement may be made except in writing, signed by the Parties hereto.

Section 9.04.  Expenses

In the event that this Agreement does not close, each party shall bear its own costs and expenses. In the event that this Agreement does close, all the reasonable legal costs and expenses of the transaction incurred by AdValiant shall be paid by DGI including any and all audit fees incurred by BSSS in reviewing and/or auditing AdValiant’s financial statements.

Section 9.05.  Headings

The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

Section 9.06.  Notices

All notices, requests, demands, approvals, consents, waivers or other communications hereunder shall be in writing and shall be deemed duly given if delivered to or mailed by registered or certified mail, postage prepaid or by nationally recognized overnight express delivery service as follows:

If to DGI to:	Dialog Group, Inc. Attn: Peter DeCrescenzo Twelfth Floor, 257 Park Avenue South New York, NY 10010
With a copy to:	Mark Alan Siegel, Esq. Suite 400 E, 1900 Corporate Boulevard Boca Raton, Florida 33431
If to AdValiant to:	AdValiant Inc. Attn: Peter Bordes 2 St. Clair Avenue East, Suite 800 Toronto, Ontario M4T 2T5
If to AdValiant USA to:	AdValiant USA, Inc. Attn: Peter Bordes 62 White Street, Suite 3E New York, NY 10013
With a copy to:	Jay M. Hoffman McCarthy Tétrault Suite 4700, Toronto Dominion Tower Toronto, Ontario M5K 1E6

A party may change its address for purposes of this Section 9.06 by giving notice hereunder.

Section 9.07.  Governing Law; Jurisdiction

This Agreement and the legal relations among the Parties hereto shall be governed by and construed in accordance with the substantive law of the State of New York without regard to conflict of law principles. The Parties consent to the jurisdiction of the courts of the State of New York or the U.S. District Court for the Southern District of New York as if all parts of the agreement were negotiated and effectuated there.

Section 9.08.  Beneficiaries

This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and legal representatives. Nothing in this Agreement, express or implied, is intended to confer on any other person other than the Parties hereto, AdValiant Shareholders or their respective successors and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.09.  Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Its execution shall be effective when copies of signed signature pages are exchanged by facsimile between the Parties.

Section 9.10.  Severance

If any section, subsection or provision of this Agreement, or the application of such section, subsection, or provision, is held invalid, the remainder of this Agreement and the application of such section, subsection or provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

Section 9.11.  Survival of Representations

All representations and covenants contained in this Agreement shall survive the Initial and Supplemental Closings until the Final Supplemental Closing.

Section 9.12.  Indemnification

(a)  The AdValiant Stockholders, severally, shall indemnify and hold DGI, and its officers, directors, employees, and agents (each a “AdValiant Indemnified Entity”) harmless from and against, and reimburse an AdValiant Indemnified Entity with respect to, any and all loss, damage, liability, cost and expense, including reasonable attorneys’ fees and costs incurred by the AdValiant Indemnified Entity by reason of, or arising out of (i) the material breach of any representation made by AdValiant or the Shareholders in this Agreement; (ii) AdValiant’s or the Shareholder’s failure to perform any action required by this Agreement; and (iii) claims arising from any undisclosed liability claim which accrued on or before the Initial Closing Date.

(b)  DGI shall indemnify and hold the AdValiant Stockholders (each a “DGI Indemnified Party”) harmless from and against, and reimburse a DGI Indemnified Party with respect to, any and all loss, damage, liability, cost and expense, including reasonable attorneys’ fees and costs, incurred by the DGI Indemnified Party by reason of or arising out of (i) the material breach of any representation, any certificate delivered at the Initial Closing, or covenant made by DGI in this Agreement; and (ii) the failure by DGI to perform any action required by this Agreement; (iii) claims arising from any liability claim which accrued after the Initial Closing Date.

(c)  If a claim for which indemnification may be sought against the other party is asserted, the party entitled to indemnification hereunder shall (i) promptly submit a notice stating to the other party the nature and basis of the claim, including a description in reasonable detail of facts giving rise to the claim and (if known) the amount of the claim, (ii) give reasonable access to all books, records and documents relevant to such claim and (iii) shall thereafter permit the other to participate at such party's sole expense in the negotiation and settlement of that claim and to join in or assume the defense of any legal action arising there from with counsel selected by them and reasonably satisfactory to the other party. Either party may implead the other in any action that is subject to indemnity.

(d)  Notwithstanding the foregoing, (i) the provisions of this indemnity shall not apply unless the aggregate loss, damage, liability, cost and expense shall exceed $10,000 and (ii) all claims for damages shall be settled by cancellation or issuance of Exchangeable Shares, as the circumstances require, regardless of the amount previously issued. The valuation of Exchangeable Shares to be delivered shall be the average closing price for the DGI Common on the five trading days immediately proceeding the date on which the obligation to deliver shares is determined.

(e)  Notwithstanding the foregoing, all liability under this section shall end on the Final Supplemental Closing Date and the maximum liability shall be limited to the issuance of additional Exchangeable Shares by AdValiant or to the cancellation of outstanding Exchangeable Shares equal, in either case, to the total number of Exchangeable Shares issued under Section 2.01(c) as adjusted hereunder.

(f)  In no event shall a party to this Agreement be required to indemnify an AdValiant Indemnified Party or a DGI Indemnified Party and such indemnifying party shall have no liability to the extent the liability arises or is increased as a result of an action taken by the indemnified party or its affiliates.

(g)  No party shall have any liability to another party under this Agreement for a breach of a representation or warranty of the party seeking indemnification if such party had knowledge at or before the Initial Closing Date of the facts as a result of which such representation or warranty was breached or inaccurate.

(h)  Notwithstanding anything contained herein to the contrary, the amount of any losses incurred or suffered by an indemnified party shall be calculated after giving effect to (x) any insurance proceeds received by or otherwise payable to the indemnified party (or any its affiliates) with respect to such liability and (y) any recoveries obtained by the indemnified party (or any of its affiliates) from any other third party with respect to any losses incurred or suffered by an indemnified party, no liability shall attach to the indemnified party in respect in respect of any losses to the extent that the same losses have been recovered by the indemnified party from the indemnifying person.  Accordingly, the indemnified party may only recover once in respect of the same loss.

(i)  For purposes of this Section 9.12, losses shall not include consequential or punitive damages, lost profits, or lost revenue if the party seeking indemnification is not required by a court of competent jurisdiction to pay such amounts by reason of a claim by a third person.

(j)  Following the Initial Closing Date, the indemnification provided in this Section 9.12 is the exclusive remedy for all matters arising under or in connection with this Agreement and the transactions contemplated hereby, including, without limitation for any inaccuracy or breach of any representation, warranty, covenant or agreement set forth herein, except that any party may rely on any equitable remedy in respect of any such inaccuracy or breach.

Section 9.13.  Brokers and Finders

No broker or finder shall be entitled to any fees or commissions relating to this Merger.

Section 9.14.  Interpretation

The use of words “it” or “its,” in reference to any party hereto shall be construed to be a proper reference even though a party may be a partnership, an individual or two or more individuals. The term “person” includes individuals; corporations, partnerships, associations, or other legal entities; and governments, governmental subdivisions, agencies, or instrumentalities. Words of one gender shall be deemed to include the other, or both, or neither. A provision of this Agreement that requires a party to perform an action shall be construed as requiring the party to perform the action or to cause such action to be performed. A provision of this Agreement that prohibits a party from performing an action shall be construed as prohibiting such party from performing such action or permitting others to perform such action. Wherever the term “including” is used herein, the same shall be deemed to read “including, but not limited to.” The singular shall be deemed to include the plural, and the plural shall be deemed to include the singular. The agreements contained in this Agreement shall not be construed as independent covenants. “Any” shall be deemed to read “any and all” whenever applicable. “Anytime” shall be deemed to read “anytime and from time to time” whenever applicable. The conjunction “and” shall include the conjunction “or” whenever applicable. The conjunction “or” shall include the conjunction “and” whenever applicable.

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In Order To Indicate Their Intention to be Bound, the Parties hereto have caused this Agreement to be duly executed as of the date first above written by their respective duly authorized officers.

Dialog Group, Inc.

By:	/s/ Peter V. DeCrescenzo
Peter V. DeCrescenzo, President

AdValiant Inc.

By:	/s/ Peter Bordes
Peter Bordes, President

The Shareholders
Empire Media, Inc.

By:	/s/ Peter Bordes
Peter Bordes, President

/s/ Matt Wise
Matt Wise

/s/ Jivan Manhas
Jivan Manhas

AdValiant Acquisition Corp.

By:	/s/ Peter V. DeCrescenzo
Peter V. DeCrescenzo, President

AdValiant USA, Inc.

By:	/s/ Peter Bordes
Peter Bordes, President

With respect to Section 8.02(b):	/s/ Peter V. DeCrescenzo
Peter V. DeCrescenzo /s/ Vincent DeCrescenzo, Sr.
Vincent DeCrescenzo, Sr.